UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

(518) 782-7700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

New York Gateway Project

As previously disclosed, on February 24, 2026, Plug Power Inc., a Delaware corporation, and its wholly owned subsidiary, Plug Project Holding Co., LLC, a Delaware limited liability company (together with Plug Power Inc., the “Company”), entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Gateway Agreement”) with Stream US Data Centers, LLC, a Texas limited liability company (“Stream”), pursuant to which the Company agreed to sell to Stream certain real property and related assets located in Genesee County, New York for a purchase price ranging between $132.5 million and $142.0 million, depending on the timing of the closing and the removal status of certain hydrogen storage spheres located on the property.

On July 9, 2026, the Company and Stream amended the Gateway Agreement (the “Gateway Amendment") to restructure the transaction to permit an interim closing of the real property while allowing additional time for completion of the remaining closing conditions, including applicable regulatory and environmental review processes. The Gateway Amendment, among other things, (i) extends the outside closing date to March 31, 2027, which results in the purchase price being fixed at $142.0 million; (ii) provides for the prompt release to the Company of the full deposit previously held in escrow, together with accrued interest, totaling approximately $6.5 million, which will be credited against the purchase price if the transaction is consummated; (iii) requires Stream to deposit an additional $10.0 million with the escrow agent in connection with an interim closing of the real property, which amount will be credited against the purchase price if the overall transaction is consummated; (iv) establishes a framework for an interim closing of the real property prior to the closing of the remaining assets upon satisfaction of specified closing conditions; (v) grants the Company, under specified circumstances if the overall transaction does not close by the outside closing date following the interim closing, a contractual right to repurchase the conveyed real property for the amount of the interim closing consideration; and (vi) imposes certain restrictions on Stream's ability to transfer or further encumber the property following the interim closing pending consummation of the overall transaction or exercise of the Company's repurchase right.

Except as modified by the Gateway Amendment, the Gateway Agreement remains in full force and effect.

Graham, Texas Project

On July 9, 2026, the Company and Stream entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Limestone Agreement”), pursuant to which the Company agreed to sell certain real property and related assets located in Graham, Texas. Under the Limestone Agreement, Stream has agreed to pay a purchase price of $50.0 million at closing. In addition, the Company may become entitled to receive a contingent earnout payment of up to $26.5 million based on the electrical load capacity ultimately established for the project, with the amount of any earnout determined on a pro rata basis relative to a 164 MW reference capacity.

The closing of the Texas transaction is subject to various closing conditions, including the accuracy of the parties' representations and warranties, compliance with covenants, delivery of required closing documents, satisfaction of specified title, interconnection-related, governmental approval and other conditions, and the absence of certain legal or regulatory impediments. The Limestone Agreement also provides Stream with an inspection period through July 25, 2026, during which Stream may terminate the agreement in its sole discretion. Subject to the satisfaction or waiver of the applicable closing conditions, the parties expect the closing to occur on or before July 31, 2026. Either party may terminate the Limestone Agreement if the closing has not occurred by the outside closing date, subject to the terms and conditions of the agreement.

The Limestone Agreement contains representations and warranties, covenants, termination rights and other provisions governing the parties' respective rights and obligations.

The foregoing descriptions of the Gateway Amendment and the Limestone Agreement are summaries only and do not purport to be complete. They are qualified in their entirety by reference to the full text of the Gateway Amendment and the Limestone Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

As of June 30, 2026, the Company had approximately $162 million of unrestricted cash and cash equivalents. This figure is unaudited and preliminary, subject to normal quarterly closing processes and accounting review, and does not present all information necessary for an understanding of the Company’s financial condition as of June 30, 2026.

The information contained in this Item 2.02 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On July 13, 2026, the Company issued a press release announcing the execution of the Gateway Amendment and the execution of the Limestone Agreement with Stream. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements Disclaimer

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this Current Report on Form 8-K that are not historical facts, including, without limitation, statements regarding the Company’s expectations, goals, plans, outlook or prospects, including the expected timing, structure and completion of the transactions described herein, the expected gross proceeds and total proceeds from the transactions, the timing and likelihood of each closing, the anticipated receipt and amount of contingent consideration, the anticipated release of cash collateral and other restricted cash, the anticipated aggregate liquidity improvement under the Company’s strategic infrastructure optimization initiative, the Company’s ability to execute its business strategy and achieve its financial goals for 2026, the Company’s ability to pursue additional opportunities with Stream in the data center industry, the timing and outcome of New York State’s environmental and regulatory review processes, the expected benefits of the transactions described herein, the Company’s preliminary and unaudited cash position as of June 30, 2026, and other statements regarding future operating results, financial condition, performance, prospects, and opportunities, are forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. These risks and uncertainties include, among other things: the Company’s ability to satisfy closing conditions and complete each transaction on the anticipated terms or at all; the risk that the interim property closing or the subsequent final closing of the Gateway Project transaction does not occur on the anticipated timetable or at all; the risk that the New York State environmental and regulatory review process applicable to the Gateway Project site is delayed or does not result in the determinations necessary to permit the second closing; the risk that the final electrical load capacity established for the Graham, Texas project differs from expectations, which could reduce or eliminate the contingent consideration payable in connection with that transaction; the risk that escrow deposits, cash collateral or other restricted cash are not released on the anticipated timeline or at all; general market, economic, competitive, and regulatory conditions; the effectiveness of the Company’s strategic initiatives, including the infrastructure optimization initiative; risks associated with the data center market and demand for power solutions; the Company’s ability to manage costs and liquidity; risks related to the Company’s future capital requirements and liquidity needs; the risk that the transactions described herein do not provide the anticipated liquidity or other strategic benefits; the risk that the Company's preliminary and unaudited cash and cash equivalents balance as of June 30, 2026 differs from the final audited balance upon completion of the Company's quarter-end financial closing procedures; and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q, and other reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Second Amendment to Purchase and Sale Agreement, dated as of July 9, 2026, by and among Plug Power Inc., Plug Project Holding Co., LLC and Stream US Data Centers, LLC.
10.2	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of July 9, 2026, by and among Plug Power Inc., Plug Project Holding Co., LLC and Stream US Data Centers, LLC.
99.1	Press Release dated July 13, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: July 13, 2026	By:	/s/ Paul Middleton
	Name:	Paul Middleton
	Title:	Chief Financial Officer and Chief Accounting Officer